As filed with the Securities and Exchange Commission on June 29, 2017

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________
Advanced Emissions Solutions, Inc.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	27-5472457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
______________________________________
640 Plaza Drive, Suite 270
Highlands Ranch, CO 80129
(Address of principal executive offices)
Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan
(Full title of the plan)
Ted Sanders
General Counsel
640 Plaza Drive, Suite 270
Highlands Ranch, CO 80129
(720) 598-3500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Garth B. Jensen, Esq.
Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, CO 80202
(303) 297-2000
______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
______________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, under the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan	2,000,000 shares	$9.06	$18,120,000.00	$2,100.11

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Advanced Emissions Solutions, Inc.'s (the "Registrant") common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
The offering price of $9.06 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on June 27, 2017, as reported on the Nasdaq Global Market.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

a.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 13, 2017;

b.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 8, 2017;

c.	The Registrant’s Current Reports on Form 8-K filed on May 8, 2017, June 14, 2017 and June 22, 2017; and

d.
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-4 filed with the Commission on March 25, 2013 (File No. 333-187505), as amended by Form S-4/A filed with the Commission on April 15, 2013.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.
Item 4.    Description of Securities
Not applicable.
Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item 6.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Additionally, the Registrant’s Second Amended and Restated Certificate of Incorporation and Bylaws provide for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payments of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Second Amended and Restated Certificate of Incorporation requires the Registrant to indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent not prohibited by Delaware law.
Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Advanced Emissions Solutions, Inc. (1)
4.2	Bylaws of Advanced Emissions Solutions, Inc. (2)
4.3	Amendment No. 1 to the Bylaws of Advanced Emissions Solutions, Inc. (3)
4.4	Amendment No. 2 to the Bylaws of Advanced Emissions Solutions, Inc. (4)
5.1	Opinion of Sherman & Howard L.L.C.*
10.1	Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan (5)
23.1	Consent of Hein & Associates LLP*
23.2	Consent of Hein & Associates LLP*
23.3	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page)*

*	Filed herewith.

(1)	Incorporated herein by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2013.

(2)	Incorporated herein by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2013.

(3)	Incorporated herein by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 23, 2014.

(4)	Incorporated herein by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 10, 2017.

(5)	Incorporated herein by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 22, 2017.

Item 9.    Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Douglas, State of Colorado, on the 29th day of June, 2017.
ADVANCED EMISSIONS SOLUTIONS, INC.

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer, and a Director

/s/ Greg P. Marken
Greg P. Marken
Chief Accounting Officer and Secretary

POWER OF ATTORNEY
Each person whose signature appears below does hereby make, constitute and appoint L. Heath Sampson and Greg P. Marken, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ L. Heath Sampson	President, Chief Executive Officer and Treasurer, and a Director	June 29, 2017
L. Heath Sampson	(Principal Executive and Financial Officer)

/s/ Greg P. Marken	Chief Accounting Officer and Secretary	June 29, 2017
Greg P. Marken	(Principal Accounting Officer)

/s/ A. Bradley Gabbard	Director	June 29, 2017
A. Bradley Gabbard

/s/ Derek C. Johnson	Director	June 29, 2017
Derek C. Johnson

/s/ Gilbert Li	Director	June 29, 2017
Gilbert Li

/s/ R. Carter Pate	Director	June 29, 2017
R. Carter Pate

/s/ J. Taylor Simonton	Director	June 29, 2017
J. Taylor Simonton

/s/ L. Spencer Wells	Director	June 29, 2017
L. Spencer Wells

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Advanced Emissions Solutions, Inc. (1)
4.2	Bylaws of Advanced Emissions Solutions, Inc. (2)
4.3	Amendment No. 1 to the Bylaws of Advanced Emissions Solutions, Inc. (3)
4.4	Amendment No. 2 to the Bylaws of Advanced Emissions Solutions, Inc. (4)
5.1	Opinion of Sherman & Howard L.L.C.*
10.1	Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan (5)
23.1	Consent of Hein & Associates LLP*
23.2	Consent of Hein & Associates LLP*
23.3	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page)*

*	Filed herewith.

(1)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 9, 2013.

(2)	Incorporated herein by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed August 9, 2013.

(3)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 23, 2014.

(4)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 10, 2017.

(5)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 22, 2017.